Exhibit 5.1


                [EMC Corporation Letterhead]
                      35 Parkwood Drive
                     Hopkinton, MA 01748

                                             July 11, 2000

EMC Corporation
35 Parkwood Drive
Hopkinton, Massachusetts  01748

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of EMC Corporation, a Massachusetts corporation (the "Company"), and am issuing this opinion in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 20,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock") which may be issued pursuant to the Company's 1993 Stock Option Plan, as amended (the "Plan").

     In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Company's Restated Articles of Organization, and (iii) such records of the corporate proceedings of the Company as I have deemed necessary or appropriate as a basis for the opinions set forth herein; and such certificates of officers of the Company and others and such other records and documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.

     I am admitted to the Bars of the State of Wisconsin and the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when issued and sold by the Company pursuant to and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is furnished by me, as Senior Vice
President and General Counsel to the Company, in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company other than in connection with the offer and sale of Shares while the Registration Statement is in effect.

                                   Very truly yours,

                                   /s/ Paul T. Dacier
                                   Paul T. Dacier
                                   Senior Vice President and
                                   General Counsel